Securities and Exchange Commission
                             Washington, D.C.  20549



                                    FORM 8-K




                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934





        Date of Report (Date of Earliest Event Reported): February 17, 2004




                        Commission File Number:   333-57780



                             INTERCARE DX, INC.
             (Exact name of registrants specified in its charter)

               California                          95-4304537

      (State or other jurisdiction of                (I.R.S. Employer
       incorporation or organization)                Identification No.)


                         900 Wilshire Avenue, Suite 500
                          Los Angeles, California 90017
                       (213) 627-8878 Fax: (213) 627-9183



    (Address, Including Zip Code, And Telephone Number, Including Area Code,
                  Of Registrant's Principal Executive Offices)

































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

ITEM  1.  Changes  in  Control  of  Registrant                  Not  Applicable

ITEM  2.  Acquisition  or  Disposition  of  Assets              Not  Applicable

ITEM  3.  Bankruptcy  or  Receivership                          Not  Applicable

ITEM  4.  Changes  in  Registrant's  Certifying  Accountant     Not  Applicable

ITEM  5.  Other  Materially  Important  Events                  Not  Applicable

ITEM  6.  Resignation  of  Registrant's  Directors              Not  Applicable

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS

     (a)  FINANCIAL  STATEMENTS  OF  BUSINESSES  ACQUIRED.
          (None)

     (b)   EXHIBITS.
            (None)

ITEM  8:  Change in Fiscal year                                 Not  Applicable

ITEM  9:  Regulation FD Disclosure

          On February 17, 2004, the registrant issued a press release announcing that it has named Mr. Jerry Miller as the Interim President and COO .

EXHIBIT ITEM.     DESCRIPTION
------------     -------------

Exhibit  99.1  -   Copy of the Press Release of February 17, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     InterCare Dx,  Inc.
                                          (Registrant)



Date:  February 18, 2004              By:/s/  Anthony C. Dike
                                      -------------------------
                                          Anthony C. Dike
                                         (Chairman and CEO)





























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FOR  IMMEDIATE  RELEASE:  TUESDAY,  FEBRUARY  17  2004

CONTACT:     Anthony  C.  Dike,  MD,  Chairman & CEO
             InterCare  DX,  Inc.
             213-627-8878
             www.intercare.com
            -----------------

INTERCARE  DX,  INC.,  NAMES A RENOWNED INFORMATION TECHNOLOGY EXPERT AS INTERIM
PRESIDENT  AND  COO

LOS ANGELES, CALIF.-Anthony C. Dike, MD, Chairman and CEO of InterCare DX, Inc. (OTC BB: ICCO), announced today the appointment of Mr. Jerry Miller, as President and Chief Operations Officer of the Company. Mr Miller comes to InterCare DX from Southern California Investment Banking firm Capital Strategy Partners where he was a Managing Partner.

Mr. Miller's, professional experience includes over twenty years in the Executive Management and Investment Banking areas of the Information Technology and Services Industry. He has managed information technology enterprises in the U.S., Europe and Asia. He has been the Chief Executive of successful software and service startups. He has assisted clients in developing and executing business strategies and capital formulation. The enterprises he has led have been Premier Partners with Microsoft, Novell, Cisco, HP, and IBM. He was internationally recognized as Chief Executive of the youngest firm to receive the prestigious Beacon Award- an award given to only a handful of some 50,000 qualified and considered firms. Mr. Miller has formerly been a Partner with Anderson Consulting (Accenture) and an Executive with IBM. Mr. Miller is an active Alumnus of the University of Chicago, and California State University, Fullerton. He has received advanced degrees in Finance and Marketing.

"I was first introduced to InterCare DX as a potential Investment Banking opportunity about six months ago," said Mr. Miller. "At that time I was extremely impressed with their ICE(tm) software. I have reviewed more software investments than I can remember. But this is the first one that impressed me with current capabilities that are well ahead of the visions being described by other software firms in the industry. I look forward to making them a compelling solution for Healthcare in the U.S. and Internationally."

"Mr. Jerry Miller brings to InterCare a wealth of IT industry experience and contacts, that we believe will help InterCare emerge as an Industry leader in Healthcare Information Technology arena," said Dike. "We welcome Jerry to InterCare DX family, and know that he will be a tremendous asset as we build being the initial deployment of ICE(tm) software," Dike said.

About  InterCare  DX

InterCare  DX,  Inc.  an  affiliate  of  Meridian  Holdings,  Inc.(OTCBB: MRDH), developed and markets under an exclusive value-added reseller agreement with Meridian Holdings, Inc., InterCare Clinical Explorer (ICE(tm)), an innovative, robust and totally scalable software application designed to integrate every aspect of the healthcare enterprise. InterCare provides implementation and support for the ICE(tm) , which is used to document and track inpatient and outpatient diagnoses and treatment modalities in various healthcare environments, ranging from individual practices to entire hospital systems. For more information about the company and its products and services, visit www.intercare.com.
      ---------
NOTE: Statements in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and any amendments thereto. Material that is forward-looking may contain statements about expected future events and/or financial results that are forward-looking in nature. Editors and investors are cautioned that such forward-looking statements invoke risk and uncertainties that may cause the Company's results to differ from such forward-looking statements. These include, but are not limited to, economic, competitive, governmental, technological, and other factors discussed in the statements and/or in the Company's filings with the Securities and Exchange Commission.





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